UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2024

Date of Report (Date of earliest event reported)

HIRU Corp.

(Exact name of registrant as specified in its charter)

Georgia	001-13226	58-1861457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5524 N. 51st Avenue Glendale, Arizona	85301
(Address of principal executive offices)	(Zip Code)

(928) 408-4486

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On or about May 22, 2022, the issuer HIRU entered into a certain loan agreement of $1.4 Millions with Bayern Industries (the “creditor”). The proceeds of the loan were used for the purchase of water equipment for business expansion and operating cash.

The loan was reflected in the Company’s financial statement and grouped with other loans of the issuer. It does not specifically identify the Bayern creditor by name. The issuer was a non-reporting issuer with the SEC at the time. The status of the issuer remains unchanged.

The creditor filed a UCC notice in the State of issuers operations and its subsidiaries. (attached as exhibit 99.1)

In July 2023 the Company defaulted on the Bayern obligation.

Item 5.01	Changes in Control of Registrant.

The new management that took over the Company on or about October 16, 2023 and filed the same with OTC Markets. The issuer filed additional board notes and minutes on OTC Markets as follows:

November 13, 2023	https://www.otcmarkets.com/otcapi/company/financial-report/386038/content

November 10, 2023	https://www.otcmarkets.com/otcapi/company/financial-report/385879/content

The issuers Principal Executive Offices are located at

        500 S Australian Ave

        Suite #600

        West Palm Beach, FL 33401

Regarding continued water operations and loan default to Bayern the Company has reached an agreement in principle with the creditor to restructure the loan and to resume water packing operations. A separate definitive agreement and announcement will be filed by amendment.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EX-99.1, UCC Financing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRU Corp.
DATE: February 2, 2024	By:	/s/ Gerald Mounger
	Name:	Gerald Mounger
	Title:	Chief Executive Officer

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